                                                               EXHIBIT (m)(2)(c)

                                AMENDMENT NO. 2
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS

                          (CLASS A AND CLASS C SHARES)


         The Master Distribution Plan (the "Plan"), dated as of March 1, 1999, pursuant to Rule 12b-1 of AIM Investment Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:


                                   "APPENDIX A
                                       TO
                            MASTER DISTRIBUTION PLAN
                                       OF
                              AIM INVESTMENT FUNDS
                          (CLASS A AND CLASS C SHARES)

                               (DISTRIBUTION FEE)

         The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio as designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class A or Class C thereof) to the average daily net assets of the Portfolio (or Class A or Class C thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class A or Class C thereof).


                                                                                                                MAXIMUM
                                                                      ASSET-BASED             SERVICE          AGGREGATE
                   FUND                                               SALES CHARGE              FEE           ANNUAL FEE
                   ----                                               ------------            -------         ----------
Class A Shares
--------------
AIM Developing Markets Fund                                               0.25%                 0.25%             0.50%
AIM Emerging Markets Debt Fund                                            0.10%                 0.25%             0.35%
AIM Global Consumer Products and Services Fund                            0.25%                 0.25%             0.50%
AIM Global Financial Services Fund                                        0.25%                 0.25%             0.50%
AIM Global Government Income Fund                                         0.10%                 0.25%             0.35%
AIM Global Growth & Income Fund                                           0.10%                 0.25%             0.35%
AIM Global Health Care Fund                                               0.25%                 0.25%             0.50%
AIM Global Infrastructure Fund                                            0.25%                 0.25%             0.50%
AIM Global Resources Fund                                                 0.25%                 0.25%             0.50%
AIM Global Telecommunications and Technology Fund                         0.25%                 0.25%             0.50%
AIM Latin American Growth Fund                                            0.25%                 0.25%             0.50%
AIM Strategic Income Fund                                                 0.10%                 0.25%             0.35%

Class C Shares
--------------

AIM Developing Markets Fund                                              0.75%                0.25%            1.00%
AIM Emerging Markets Debt Fund                                           0.75%                0.25%            1.00%
AIM Global Consumer Products and Services Fund                           0.75%                0.25%            1.00%
AIM Global Financial Services Fund                                       0.75%                0.25%            1.00%
AIM Global Government Income Fund                                        0.75%                0.25%            1.00%
AIM Global Growth & Income Fund                                          0.75%                0.25%            1.00%
AIM Global Health Care Fund                                              0.75%                0.25%            1.00%
AIM Global Infrastructure Fund                                           0.75%                0.25%            1.00%
AIM Global Resources Fund                                                0.75%                0.25%            1.00%
AIM Global Telecommunications and Technology Fund                        0.75%                0.25%            1.00%
AIM Latin American Growth Fund                                           0.75%                0.25%            1.00%
AIM Strategic Income Fund                                                0.75%                0.25%            1.00%
---------------------

* The Distribution Fee is payable apart from the sales charge, if any, as if stated in the current prospectus for the applicable Class and the applicable Portfolio."



     All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated: June 1, 1999




                                                 AIM INVESTMENT FUNDS
                                                 (on behalf of its Class A
                                                 and Class C Shares)


Attest: /s/ KATHLEEN J. PFLUEGER                 By: /s/ ROBERT H. GRAHAM
        ------------------------------               ---------------------------
        Assistant Secretary                          President


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